EXECUTION COPY

                                 AMENDMENT NO. 1

                  AMENDMENT NO. 1 dated as of December 14, 2001 between BE AEROSPACE, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), each of the lenders that is a signatory hereto under the caption "LENDERS" on the signature pages hereto (individually a "Lender" and collectively the "Lenders") and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank) as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") under the Credit Agreement referred to below.

                  The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of August 21, 2001 (the "Credit Agreement"). The Borrower, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

                  Section 1.  Definitions.
                              -----------
                  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2.  Amendments.
                              ----------
                  Subject to the  satisfaction  of the  conditions  set forth in
Section 5 hereof, the Credit Agreement shall be amended as follows:

                  Section 2.01. Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:

                  "Amendment No. 1" means Amendment No. 1 to this Agreement dated as of December 14, 2001 between the Borrower and the Required Lenders.

                  Section 2.02. The definition of "Applicable Rate" in Section
1.01 of the Credit Agreement shall be amended in its entirety to read as follows:

                  "Applicable Rate" means, for any day, for any Type of Revolving Credit Loans, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread or "Commitment Fee Rate", respectively, based upon the Leverage Ratio as of the most recent determination date:

           ============================================== ============ ================ ====================
                          Leverage Ratio:                     ABR        Eurodollar         Commitment
                          ---------------
                                                            Spread         Spread            Fee Rate
           ---------------------------------------------- ------------ ---------------- --------------------
                            Category 1                       0.50%          1.50%             0.300%
                            ----------
                        Less than 4.00 to 1
           ---------------------------------------------- ------------ ---------------- --------------------
                            Category 2                       0.75%          1.75%             0.375%
                            ----------
             Less than 4.50 to 1, but greater than or
                        equal to 4.00 to 1
           ---------------------------------------------- ------------ ---------------- --------------------
                            Category 3                       1.25%          2.25%             0.500%
                            ----------
             Less than 5.00 to 1, but greater than or
                        equal to 4.50 to 1
           ---------------------------------------------- ------------ ---------------- --------------------
                            Category 4                       1.50%          2.50%             0.500%
                            ----------
             Less than 5.50 to 1, but greater than or
                        equal to 5.00 to 1
           ---------------------------------------------- ------------ ---------------- --------------------
           ---------------------------------------------- ------------ ---------------- --------------------
                            Category 5                       2.00%          3.00%             0.500%
                            ----------
                Greater than or equal to 5.50 to 1
           ============================================== ============ ================ ====================

         For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 5 (A) at any time that an Event of Default has occurred and is continuing and (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a), (b) or (f), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered; provided further, that that the Leverage Ratio shall be deemed to be in Category 3 for the period from and including the effective date of Amendment No. 1 to but excluding the date of delivery of the first quarterly financial statements following such date as required by Section 5.01(a).

         Notwithstanding the foregoing, the "Applicable Rate" for any Series of Incremental Loans shall be the respective rates as shall be agreed upon at the time Incremental Loan Commitments of such Series are established; provided that, if the Applicable Rate for either Type of any Series of Incremental Loans shall be greater than .50% above the Applicable Rate for such Type of Revolving Credit Loans for any Category of Leverage Ratio set forth above, the Applicable Rate for such Type of Revolving Credit Loans shall be automatically adjusted upwards on the date upon which the Incremental Loan Commitments of such Series are established pursuant to Section 2.01(b) so that the Applicable Rate for such Type of such Series of Incremental Loans is .50% above such Applicable Rate for such Type of Revolving Credit Loans."

                  Section 2.03. Sections 6.08(a) and (b) of the Credit Agreement shall be amended and restated in their entirety to read as follows:

                  "SECTION 6.08.  Certain Financial Covenants.
                                  ---------------------------

                  (a)  Leverage Ratio.
                       --------------

                  The Borrower will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

                            (A)                                        (B)
                    Pre Change in Fiscal                      Post Change in Fiscal                Ratio
                        Year Period                                Year Period
          From (but not including) the              From (but not including) the                7.00 to 1
            Effective Date through the                Effective Date through the Fiscal
            Fiscal Date in November 2002              Date in December 2002

          From (but not including) the              From (but not including) the                6.00 to 1
            Fiscal Date in November 2002              Fiscal Date in December 2002
            through the Fiscal Date in                through the Fiscal Date in
            May 2003                                  June 2003

          From (but not including) the              From (but not including) the                5.50 to 1
            Fiscal Date in May 2003                   Fiscal Date in June 2003
            through the Fiscal Date in                through the Fiscal Date in
            November 2003                             December 2003

          From (but not including) the              From (but not including) the                4.75 to 1
            Fiscal Date in November 2003              Fiscal Date in December 2003
            through the Fiscal Date in                through the Fiscal Date in
            November 2004                             December 2004

          Thereafter                                Thereafter                                  4.00 to 1


         For purposes hereof, the periods set forth in column (A) above shall be applicable until such time as the Borrower shall have delivered the pro forma financial statements referred to in Section 5.01(h) following a change in the Borrower's fiscal year as contemplated in Section 1.04(c), in which event the periods set forth in column (B) above shall be applicable.

                  (b)  Interest Coverage Ratio.
                       -----------------------

                  The Borrower will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:


                            (A)                                        (B)
                    Pre Change in Fiscal                      Post Change in Fiscal                Ratio
                        Year Period                                Year Period
          From (but not including) the              From (but not including) the                1.50 to 1
            Effective Date through the                Effective Date through the Fiscal
            Fiscal Date in November 2002              Date in December 2002

          From (but not including) the              From (but not including) the                1.75 to 1
            Fiscal Date in November 2002              Fiscal Date in December 2002
            through the Fiscal Date in                through the Fiscal Date in
            May 2003                                  June 2003

          From (but not including) the              From (but not including) the                2.00 to 1
            Fiscal Date in May 2003                   Fiscal Date in June 2003
            through the Fiscal Date in                through the Fiscal Date in
            November 2003                             December 2003

          From (but not including) the              From (but not including) the                2.25 to 1
            Fiscal Date in November 2003              Fiscal Date in December 2003
            through the Fiscal Date in                through the Fiscal Date in
            November 2004                             December 2004

          From (but not including) the              From (but not including) the                2.50 to 1
            Fiscal Date in November 2004              Fiscal Date in December 2004
            through the Fiscal Date in                through the Fiscal Date in
            November 2005                             December 2005

          Thereafter                                Thereafter                                  3.00 to 1

         For purposes hereof, the periods set forth in column (A) above shall be applicable until such time as the Borrower shall have delivered the pro forma financial statements referred to in Section 5.01(h) following a change in the Borrower's fiscal year as contemplated in Section 1.04(c), in which event the periods set forth in column (B) above shall be applicable."

                  Section 3.  Covenants.
                              ---------

                  Section 3.01. Notwithstanding anything to the contrary contained in the Credit Agreement, during the period from and including the date of this Amendment No. 1 to and excluding the date on which the Borrower demonstrates compliance with the ratios set forth in Section 6.08(a) and (b) as in effect prior to the effectiveness of this Amendment No. 1, the Borrower agrees as follows:

                  A. The Borrower will not permit the aggregate amount of Capital Expenditures to exceed $25,000,000 in any fiscal year.

                  For purposes of this Section 3, "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding normal replacements and maintenance which are properly charged to current operations) during such period computed in accordance with GAAP. For the purposes hereof, the acquisition of any capital asset by the Borrower or any of its Subsidiaries constituting a reinvestment of Net Available Proceeds of any Equity Issuance or Disposition, shall constitute a "Capital Expenditure" hereunder only to the extent of any consideration paid by the Borrower and its Subsidiaries in excess of such Net Available Proceeds so reinvested.

                  B. In the event the Borrower makes any Restricted Payment, the portion of such Restricted Payment attributable to the $25,000,000 basket contained in clause (A) of the first proviso of Section 6.06 of the Credit Agreement shall only be made with (i) Net Available Proceeds resulting from a Disposition or an Equity Issuance consummated on or after the date hereof and otherwise permitted under the Credit Agreement and (ii) any settlement proceeds awarded to the Borrower in connection with the Sextant arbitration.

                  C. The Borrower shall not finance Acquisitions directly or indirectly with more than $25,000,000 of the proceeds of the Revolving Credit Loans then outstanding; provided, however, that the Borrower may finance Acquisitions with more than $25,000,000 (but not in excess of $100,000,000) of the proceeds of the Revolving Credit Loans then outstanding to the extent the Borrower applies an equivalent amount of any combination of the following to such Acquisition: (i) Net Available Proceeds resulting from a Disposition or an Equity Issuance consummated on or after the date hereof and otherwise permitted under the Credit Agreement and (ii) any settlement proceeds awarded to the Borrower in connection with the Sextant arbitration.

                  For the purposes of this Section 3, "Net Available Proceeds" in the case of any Equity Issuance means the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith.

                  Section 3.02. The Borrower shall, on or prior to the Fiscal Date in February 2002, provide evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, of the merger of M&M Aerospace, Inc. with and into the Borrower. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower shall be permitted to transfer to a Wholly Owned Subsidiary those assets substantially relating to the operations of M& M Aerospace, Inc. on the date hereof if, at the time of such transfer, (i) the Borrower demonstrates compliance with the ratios set forth in
Section 6.08(a) and (b) as in effect prior to the effectiveness of this Amendment No. 1 and (ii) no Default or Event of Default shall have occurred and be continuing.

                  Section 4. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Section 3 of the Credit Agreement (as amended hereby) are true and complete on the date hereof as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to be made as of a specific date, as of such specific date) and as if each reference in said Section 3 to "this Agreement" included reference to this Amendment No. 1.

                  Section 5. Condition Precedent. The amendments to the Credit Agreement set forth in Section 2 above shall become effective as of the date hereof upon (a) receipt by the Administrative Agent of this Amendment No. 1, duly executed and delivered by the Borrower and the Required Lenders, (b) payment of all fees and expenses as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection with this Amendment No. 1, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent and (c) other documents that the Administrative Agent or special New York counsel to the Administrative Agent may reasonably request.

                  Section 6.  Miscellaneous.
                              -------------
                  Except as expressly herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

                                BE AEROSPACE, INC.




                                By /s/ Thomas P. McCaffrey
                                   -----------------------
                                Name:
                                Title:

                                LENDERS

                                JPMORGAN CHASE BANK

                                (formerly known as The Chase Manhattan Bank)



                                By /s/ Matthew H. Massie
                                   ------------------------
                                Name:  Matthew H. Massie
                                Title: Managing Director

                                BANK OF AMERICA, N.A.




                                By /s/ Kenneth J. Beck
                                   -------------------------
                                Name:  Kenneth J. Beck
                                Title: Principal

                                CREDIT SUISSE FIRST BOSTON



                                By /s/ Cassandra Droogan
                                   ------------------------------
                                Name:  Cassandra Droogan
                                Title: Associate



                                By /s/ Jay Chall
                                   ------------------------------
                                Name:  Jay Chall
                                Title: Director

                                FIRST UNION NATIONAL BANK


                                By
                                   ------------------------------
                                Name:
                                Title

                                MERRILL LYNCH CAPITAL CORPORATION




                                By /s/ Carol J. E. Feeley
                                   -------------------------------------
                                Name:  Carol J. E. Feeley
                                Title: Vice President


                                THE BANK OF NEW YORK




                                By /s/ David C. Siegel
                                   ------------------------
                                Name:  David C. Siegel
                                Title: Vice President


                                CREDIT LYONNAIS
                                       NEW YORK BRANCH



                                By /s/ Attila Koc
                                   -----------------------------------
                                Name:  Attila Koc
                                Title: Senior Vice President